EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated September 8, 2011 on the consolidated financial statements of Wellesley Bank as of December 31, 2010 and 2009, and for the years then ended, appearing in the Registration Statement (File No. 333-176764) on Form S-1 filed by Wellesley Bancorp, Inc.

/s/ Wolf & Company, P.C.

Boston, Massachusetts
February 1, 2012